UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-12

JPMorgan Trust I

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

JPMorgan Trust I

JPMorgan Trust II

JPMorgan Insurance Trust

J.P. Morgan Fleming Mutual Fund Group, Inc.

J.P. Morgan Mutual Fund Investment Trust

Undiscovered Managers Funds

(Each, a “Trust”; Collectively, the “Trusts”)

June 4, 2014

Additional Information Concerning Special Shareholder Meetings to be held on June 10, 2014. In connection with the Special Shareholder Meetings to be held on June 10, 2014 to elect Trustees of each Trust, the following information is being provided in response to questions we have received concerning the reasons that Robert J. Higgins, one of the current Trustees and nominee for election by the shareholders of each of the Trusts, did not attend at least 75% of the Board and Committee meetings during calendar year 2013. Mr. Higgins did not attend the meetings early in the year including the February and May 2013 board meetings due to an isolated health issue. After his full recovery, Mr. Higgins attended the remainder of the meetings for calendar year 2013 and has attended all of the Board and Committee meetings during calendar year 2014.